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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) June 19, 2000
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                     INFORMATION RESOURCE ENGINEERING, INC.
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             (Exact name of registrant as specified in its charter)

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               Delaware                         0-20634                   52-1287752
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    (State or other jurisdiction of        (Commission File      (IRS Employer Identification No.)
            incorporation)                      Number)

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
        8029 Corporate Drive, Baltimore, Maryland                                  21236
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           (Address of principal executive offices)                             (Zip Code)
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Registrant's telephone number, including area code (410) 931-7500
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Item 4. Changes in Registrant's Certifying Accountant

        KPMG LLP was previously the principal accountants for Information Resource Engineering, Inc. (the "Company"). On June 19, 2000 KPMG LLP's appointment as principal accountants was terminated. At a meeting held on June 19, 2000, the Audit Committee of the Board recommended and the Board of Directors of the Company approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending December 31, 2000 to replace the firm of KPMG LLP as auditors of the Company effective June19, 2000. The audit reports of KPMG LLP on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1999, and in the subsequent interim period through June 19, 2000, there were no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statements disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference to the matter in their report. The Company has requested KPMG LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statement. A copy of that letter dated June 20, 2000 is filed as Exhibit 1 to this Form 8-K.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INFORMATION RESOURCE ENGINEERING, INC.
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                                                       (Registrant)

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Date June 21, 2000                  By:     /s/ CAROLE D. ARGO
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                                        Carole D. Argo
                                        Senior Vice President and Chief Financial Officer
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                                  EXHIBIT INDEX

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Exhibits:                                                                         Page

1. Letter from KPMG LLP dated June 20, 2000 addressed to the Commission.            3

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